EXHIBIT 99.01

Chegg Reports Fourth Quarter and Fiscal Year 2014 Results
Q4 Digital Revenue Reaches $28.5 Million, Up 71% year-over-year; Major Partnership with Ingram Sets Clear Path To Become a Fully Digital Company

SANTA CLARA, Calif., February 23, 2015 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), the Student Hub, today reported financial results for the three and twelve months ended December 31, 2014.
“We set a record in the fourth quarter for members, customers and digital subscribers, and with the planned partnership with Ingram we can complete our transition to digital student hub; where we grow faster, have higher margins and create more value for students and investors,” said Dan Rosensweig, chairman and CEO of Chegg. “Chegg’s vision has always been to be the leading connected learning platform, and with higher education under well-deserved pressure for the first time in 200 years to produce measurable and positive outcomes for students, we believe our strong brand, technology, and strategy of Putting Students First positions us well to lead a massive market disruption.”
Chegg has created a new investor presentation, which highlights the impact of the partnership with Ingram Content Group to Chegg’s business model going forward. The presentation can be found on Chegg’s Investor Relations website, investor.chegg.com.

Q4 Fiscal 2014 Financial Highlights:

•	Revenue of $84.4 million, an increase of 9% compared to Q4 2013;

•	Digital Revenue grew 71% year-over-year to $28.5 million, or 34% of total revenues compared to 22% in Q4 2013;

•	Print Revenue of $55.9 million compared to $60.5 million in Q4 2013;

•	GAAP Gross Profit was $45.8 million;

•	Non GAAP Gross Profit was $45.9 million;

•	Adjusted EBITDA was $18.8 million;

•	GAAP Net Income was $1.7 million; and

•	Non-GAAP Net Income was $16.4 million.
Fiscal 2014 Financial Highlights:

•	Revenue of $304.8 million, an increase of 19% compared to fiscal 2013;

•	Digital Revenue grew 74% year-over-year to $91.2 million, or 30% of total revenues compared to 21% in fiscal 2013;

•	Print Revenue of $213.7 million compared to $203.1 million in fiscal 2013;

•	GAAP Gross Profit was $93.8 million;

•	Non GAAP Gross Profit was $94.5 million;

•	Adjusted EBITDA loss was ($13.0) million;

•	GAAP Net Loss was ($64.8) million; and

•	Non-GAAP Net Loss was ($20.1) million.

Business Highlights:

•	$500+ million: the amount of money Chegg saved students and their families in FY 2014

•	50%: Chegg’s reach with college students

•	75%: Chegg’s reach with college-bound high school students

•	54%: the year-over-year growth in the number of digital service subscribers

•	May 1, 2015: the date when Ingram is expected to begin purchasing 100% of all new textbooks

Business Outlook:
Our outlook for the first quarter and fiscal year 2015 is comprised of two revenue lines, including print revenue, which consists of revenue that Chegg still derives from the rental or sale of textbooks directly to students, and of digital revenue, which consists of revenue from digital learning services, advertising, and commission-based revenue from our e-commerce partners such as Ingram. The agreement in principle to expand our Ingram partnership that we announced today should have the effect of increasing our digital revenue and reducing our print revenue in 2015 while, as an increasing percentage of the Gross Market Value of textbooks rented on our platform are fulfilled through our third party partner, Ingram, and we are paid a rental commission. As a result, we expect that by the end of 2016 Chegg’s revenue will be 100% digital.

First Quarter 2015

•	Revenue in the range of $76 million and $80 million;

•	Digital Revenue in the range of $29 million and $31 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 25%; and 26%; and

•	Adjusted EBITDA loss in the range of $4 million and $6 million.

Adjusted EBITDA guidance for the first quarter includes approximately $14.0 million for textbook depreciation and excludes approximately $15.5 million for stock-based compensation; $1.6 million for amortization of intangible assets; $3.0 million for restructuring charges; and $0.8 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Fiscal Year 2015

•	Revenue in the range of $288 million and $312 million;

•	Digital Revenue in the range of $133 million and $143 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 33% and 35%;

•	Adjusted EBITDA in the range of ($5) million and $5 million, and this includes duplicative costs associated with warehousing fees from Ingram and our own warehouse through the end of 2015; and

•	Free cash flow in the range of $15 million and $25 million.

Adjusted EBITDA guidance for fiscal 2015 includes approximately $43.8 million for textbook depreciation and excludes approximately $59.2 million for stock-based compensation; $4.8 million for amortization of intangible assets; $10.0 million for restructuring charges and $1.9 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructurings, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.

Conference Call and Webcast Information
To access the call, please dial (877) 407-4018, or outside the U.S. +1 (201) 689-8471, five minutes prior to 2:00 p.m. Pacific Daylight Time (or 5:00 p.m. Eastern Standard Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 8:00 p.m. Eastern Standard Time February 23, 2015, until 11:59 p.m. Eastern Standard Time March 2, 2015, by calling (877) 870-5176 or +1 (858) 384-5517, with Conference ID 13600802. An audio archive of the call will also be available at http://investor.chegg.com.
Use of Investor Relations Website for Regulation FD Purposes
Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities Exchange Commission filings and public conference calls and webcasts.
About Chegg
Chegg puts students first. As the leading student-first connected learning platform, the company makes higher education more affordable, more accessible, and more successful for students. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.
Use of Non-GAAP Measures
To supplement Chegg’s financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP gross profit and margin, non-GAAP operating expenses, non-GAAP net income (loss) and diluted earnings per share and free cash flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA.”
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for textbook depreciation and to exclude stock-based compensation expense, acquisition-related compensation costs, impairment of intangible assets and other income (expense), net, which includes the revaluation of preferred stock warrants. Non-GAAP gross profit is defined as gross profit excluding stock-based compensation. Non-GAAP gross margin is non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) is defined as net income (loss) excluding stock-based compensation expense, amortization of intangible assets, acquisition related compensation costs, impairment of intangible assets, an acquisition related income tax provision (benefit) and a deemed dividend to preferred stockholders. Non-GAAP diluted earnings per share is defined as non-GAAP net income (loss) divided by weighted-average diluted shares outstanding. Free Cash Flow is defined as cash flow from operations plus net book investment and investment in property, plant and equipment. Chegg may consider whether significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.
Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding certain items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.
Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation those regarding Chegg’s proposed partnership with Ingram under “Business Highlights”, those included in the investor presentation referenced above, and all statements about Chegg’s outlook under “Business Outlook.” These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: changes in Chegg’s addressable market; competition, including changes in the competitive environment, pricing changes, and increased competition; Chegg’s ability to attract new students, increase engagement and increase monetization; expenses that exceed expectations; the impact of seasonality on the business; Chegg and Ingram’s ability to convert the non-binding agreement in principle between them into a binding definitive agreement for the strategic partnership; the general effect of the announcement of the non-binding agreement in principle on Chegg and Ingram and the negotiations between them; Chegg and Ingram’s ability to obtain the requisite approvals for the definitive agreement; the risk that the binding definitive agreement will contain terms that are less beneficial than originally anticipated in the non-binding agreement in principle; the performance of Ingram’s logistical and fulfillment activities; failure to achieve the anticipated benefits of the strategic alliance with Ingram for Chegg and for students; the failure of Ingram to achieve financial targets set forth in the binding definitive agreement and the adverse effect that may have on Chegg’s results of operations as a result of bearing a share of that risk; and general economic and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2014, and could cause actual results to vary from expectations. Additional information will also be set forth in Chegg’s Annual Report on Form 10-K for the year ended December 31, 2014.

CHEGG, INC
CONSOLIDATED BALANCE SHEET
(in thousands, except for number of shares and par value)
(unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$56,117	$76,864
Short-term investments	33,346	37,071
Accounts receivable, net of allowance for doubtful accounts of $559 and $317 at December 31, 2014 and 2013, respectively	14,396	7,091
Prepaid expenses	3,091	2,134
Other current assets	3,864	1,149
Total current assets	110,814	124,309
Long-term investments	1,451	24,320
Textbook library, net	80,762	105,108
Property and equipment, net	18,369	18,964
Goodwill	91,301	49,545
Intangible assets, net	13,626	3,311
Other assets	1,804	1,814
Total assets	$318,127	$327,371
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$10,945	$4,078
Deferred revenue	24,591	22,804
Accrued liabilities	31,183	21,270
Total current liabilities	66,719	48,152
Long-term liabilities
Other liabilities	4,365	4,979
Total long-term liabilities	4,365	4,979
Total liabilities	71,084	53,131
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value –10,000,000 shares authorized, no shares issued and outstanding at December 31, 2014 and 2013, respectively	—	—
Common stock, $0.001 par value – 400,000,000 shares authorized at December 31, 2014 and 2013, respectively; 84,008,043 and 81,708,202 shares issued and outstanding at December 31, 2014 and 2013, respectively	84	82
Additional paid-in capital	516,845	479,279
Accumulated other comprehensive loss	(13)	(6)
Accumulated deficit	(269,873)	(205,115)
Total stockholders' equity	247,043	274,240
Total liabilities and stockholders' equity	$318,127	$327,371

CHEGG, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands except for per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net revenues:
Rental	$53,534	$58,913	$181,570	$189,004
Services	28,206	16,585	87,460	51,958
Sales	2,677	1,618	35,804	14,613
Total net revenues	84,417	77,116	304,834	255,575
Cost of revenues(1):
Rental	24,672	31,097	145,760	140,033
Services	10,372	4,107	31,158	18,522
Sales	3,579	2,370	34,067	16,505
Total cost of revenues	38,623	37,574	210,985	175,060
Gross profit	45,794	39,542	93,849	80,515
Operating expenses:
Technology and development	12,387	12,593	49,386	41,944
Sales and marketing	19,018	13,657	72,315	50,302
General and administrative	10,357	19,956	41,837	40,486
Loss (gain) on liquidation of textbooks	1,289	1,826	(4,555)	(1,186)
Total operating expenses	43,051	48,032	158,983	131,546
Income (loss) from operations	2,743	(8,490)	(65,134)	(51,031)
Interest and other income (expense), net:
Interest expense, net	(62)	(156)	(317)	(3,818)
Other income (expense), net	62	3,329	879	(359)
Total interest and other income (expense), net	—	3,173	562	(4,177)
Income (loss) before provision for income taxes	2,743	(5,317)	(64,572)	(55,208)
Provision for income taxes	1,055	100	186	642
Net income (loss)	1,688	(5,417)	(64,758)	(55,850)
Deemed dividend to preferred stockholders	—	(102,557)	—	(102,557)
Net income (loss) attributable to common stockholders	$1,688	$(107,974)	$(64,758)	$(158,407)
Net income (loss) per share attributable to common stockholders:
Basic	$0.02	$(2.36)	$(0.78)	$(7.58)
Diluted	$0.02	$(2.36)	$(0.78)	$(7.58)
Weighted average shares used to compute net income (loss) per share:
Basic	83,925	45,825	83,205	20,902
Diluted	86,543	45,825	83,205	20,902

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$145	$763	$617	$1,185
Technology and development	2,199	4,540	10,451	9,414
Sales and marketing	3,229	5,044	11,300	7,107
General and administrative	4,110	14,723	14,520	19,252
	$9,683	$25,070	$36,888	$36,958

CHEGG, INC.
CONSOLIDATED STATEMENTS OF CASHFLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(64,758)	$(55,850)
Adjustments to reconcile net loss to net cash provided by operating activities:
Textbook library depreciation expense	70,147	64,759
Amortization of warrants and deferred loan costs	187	1,545
Other depreciation and amortization expense	11,159	10,078
Stock-based compensation expense	36,888	36,958
Provision for bad debts	234	206
Gain on liquidation of textbooks	(4,555)	(1,186)
Loss from write-offs of textbooks	10,534	5,874
Deferred income taxes	(1,291)	—
Realized gain on sale of securities	(21)	—
Revaluation of preferred stock warrants	—	622
Impairment of intangibles	1,552	—
Change in assets and liabilities net of effect of acquisition of businesses:
Accounts receivable	(1,709)	(1,474)
Prepaid expenses and other current assets	(2,981)	(1,661)
Other assets	(155)	209
Accounts payable	5,037	(30)
Deferred revenue	1,657	2,772
Accrued liabilities	7,448	771
Other liabilities	(898)	113
Net cash provided by operating activities	68,475	63,706
Cash flows from investing activities
Purchases of textbooks	(112,814)	(122,247)
Proceeds from liquidations of textbooks	58,119	37,946
Purchases of marketable securities	(70,706)	(61,420)
Proceeds from sale of marketable securities	46,358	—
Maturities of marketable securities	50,700	—
Purchases of property and equipment	(5,083)	(7,369)
Acquisition of businesses, net of cash acquired	(53,872)	—
Release of cash from escrow	(52)	—
Net cash used in investing activities	(87,350)	(153,090)
Cash flows from financing activities
Proceeds from debt obligations	—	31,000
Payments of debt obligations	—	(51,000)
Proceeds from issuance of common stock under employee stock plans	2,712	—
Proceeds from exercise of stock options and preferred stock warrants	—	3,369
Payment of taxes related to the net share settlement of RSUs	(3,980)	(1,034)
Proceeds from initial public offering, net of issuance costs	—	162,883
Repurchase of common stock	(604)	—
Net cash (used in) provided by financing activities	(1,872)	145,218
Net (decrease) increase in cash and cash equivalents	(20,747)	55,834
Cash and cash equivalents, beginning of period	76,864	21,030
Cash and cash equivalents, end of period	$56,117	$76,864
Cash paid during the period for:
Interest	$114	$2,541
Income taxes	$625	$429
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$5,132	$3,215
Issuance of common stock related to acquisition	$2,585	$—

CHEGG, INC.
RECONILIATION OF GAAP NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income (loss)	$1,688	$(5,417)	$(64,758)	$(55,850)
Interest expense, net	62	156	317	3,818
Provision for income taxes	1,055	100	186	642
Textbook library depreciation expense	15,927	19,472	70,147	64,759
Other depreciation and amortization	3,336	1,998	11,159	10,078
EBITDA	22,068	16,309	17,051	23,447
Textbook library depreciation expense	(15,927)	(19,472)	(70,147)	(64,759)
Stock-based compensation expense	9,683	25,070	36,888	36,958
Other (income) expense, net	(62)	(3,329)	(879)	359
Acquisition related compensation costs	1,512	—	2,583	—
Impairment of intangible assets	1,552	—	1,552	—
Adjusted EBITDA	$18,826	$18,578	$(12,952)	$(3,995)

CHEGG, INC.
RECONILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net revenues	$84,417	$77,116	$304,834	$255,575
GAAP cost of revenues	(38,623)	(37,574)	(210,985)	(175,060)
Stock-based compensation expense	145	763	617	1,185
Non-GAAP gross profit	$45,939	$40,305	$94,466	$81,700

GAAP gross margin %	54.2%	51.3%	30.8%	31.5%
Non-GAAP gross margin %	54.4%	52.3%	31.0%	32.0%

GAAP operating expenses	$43,051	$48,032	$158,983	$131,546
Stock-based compensation expense	(9,538)	(24,307)	(36,271)	(35,773)
Amortization of intangible assets	(1,674)	(635)	(4,970)	(4,353)
Acquisition related compensation costs	(1,512)	—	(2,583)	—
Impairment of intangible assets	(1,552)	—	(1,552)	—
Non-GAAP operating expenses	$28,775	$23,090	$113,607	$91,420

GAAP operating expenses as a percent of net revenues	51.0%	62.3%	52.2%	51.5%
Non-GAAP operating expenses as a percent of net revenues	34.1%	29.9%	37.3%	35.8%

GAAP operating income (loss)	$2,743	$(8,490)	$(65,134)	$(51,031)
Stock-based compensation expense	9,683	25,070	36,888	36,958
Amortization of intangible assets	1,674	635	4,970	4,353
Acquisition related compensation costs	1,512	—	2,583	—
Impairment of intangible assets	1,552	—	1,552	—
Non-GAAP operating income (loss)	$17,164	$17,215	$(19,141)	$(9,720)

GAAP net income (loss) attributable to common stockholders	$1,688	$(107,974)	$(64,758)	$(158,407)
Deemed dividend to preferred stockholders	—	102,557	—	102,557
Stock-based compensation expense	9,683	25,070	36,888	36,958
Amortization of intangible assets	1,674	635	4,970	4,353
Acquisition related compensation costs	1,512	—	2,583	—
Impairment of intangible assets	1,552	—	1,552	—
Acquisition related income tax benefit	335	—	(1,291)	—
Non-GAAP net income (loss)	$16,444	$20,288	$(20,056)	$(14,539)

Non-GAAP net income (loss) per share, diluted	$0.02	$(2.36)	$(0.78)	$(7.58)
Adjustments	0.17	2.76	0.54	6.88
Non-GAAP net income (loss) per share, diluted	$0.19	$0.40	$(0.24)	$(0.70)

Weighted average shares used to compute net loss per share, basic	83,925	45,825	83,205	20,902
Effect of dilutive options, restricted stock units and warrants	2,618	4,386	—	—
Weighted average shares used to compute net loss per share, diluted (Non-GAAP)	86,543	50,211	83,205	20,902